UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

Washington, D.C.  20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):  December 26, 2017 (December 22, 2017)

Trinity Place Holdings Inc.

(Exact name of registrant as specified in its charter)

Delaware

(State or other jurisdiction of incorporation)

001-8546	22-2465228
(Commission File Number)	(IRS Employer Identification No.)

340 Madison Avenue

New York, New York 10173
(Address of Principal Executive Offices) (Zip Code)

(212) 235-2190
(Registrant’s telephone number, including area code)

N/A

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging Growth Company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.  ☐

Item 1.01. Entry into a Material Definitive Agreement

On December 22, 2017, a wholly-owned subsidiary (the “Borrower”) of Trinity Place Holdings Inc. (the “Company”) and owner of the real property known as 77 Greenwich Street (also known as 67 Greenwich Street and 28-42 Trinity Place) (the “Trinity Place Property”), entered into a Loan Agreement with Massachusetts Mutual Life Insurance Company, as lender and administrative agent (the “Lender”), pursuant to which Lender agreed to extend credit to Borrower in the amount of up to $189,500,000 (the “Loan”), subject to the satisfaction of certain conditions (the “Loan Agreement”). Borrower will use the proceeds from the Loan to finance the construction of a new mixed-use building containing approximately 300,000 square feet of gross floor area at the Trinity Place Property, which will include 90 luxury condominium homes and a public elementary school, and includes the adaptive reuse of the landmarked Robert and Anne Dickey House, 7,500 square feet of street level retail space, and construction of a new handicapped accessible subway entrance on Trinity Place (collectively, the “Project”). A portion of the proceeds on the closing date for the Loan was used to repay in full the outstanding balance, including accrued interest, under the Company’s loan agreement with Sterling National Bank and Israel Discount Bank of New York, in an aggregate amount of $40,130,556.

The Loan has a four-year term with one extension option for an additional year under certain circumstances. The collateral for the Loan is Borrower’s fee interest in the Trinity Place Property, which is the subject of a mortgage in favor of Lender. The Loan will bear interest at a rate per annum equal to the greater of (i) 8.25% in excess of LIBOR and (ii) 9.25% (the “Contract Rate”). The Loan Agreement provides for certain interest payments to be advanced under the Loan as an interest holdback and to the extent that the cash flow from the Trinity Place Property is insufficient to pay the interest payments then due and payable, funds in the interest holdback will be applied by Lender as a disbursement to Borrower to make the monthly interest payments on the Loan, subject to certain conditions. The Loan may be prepaid in part in certain circumstances such as in the event of the sale of residential and retail condominium units. Pursuant to the Loan Agreement, Borrower is required to achieve completion of the construction work and the improvements for the Project on or before a completion date that is forty-two (42) months following the closing of the Loan, subject to certain exceptions. The Loan Agreement also includes additional customary affirmative and negative covenants for loans of this type.

In connection with the Loan Agreement, the Company entered into guarantees pursuant to which the Company agreed to guarantee to Lender, the completion and payment of costs and expenses related to the construction (the “Completion Guaranty”); the payment of accrued and unpaid interest, fees, costs, expenses and other payments or penalties due and payable with respect to the Loan or the Trinity Place Property (the “Carry Guaranty”); and the contribution of equity required to be contributed to the Project in connection with the Loan (the “Equity Funding Guaranty”) and to the New York City School Construction Authority, a public benefit corporation of the State of New York (“SCA”), the completion and payment of costs and expenses related to construction of the School Unit (as defined below) (the “SCA Completion Guaranty”). The Company also entered into guarantees for the benefit of each of Lender and SCA guaranteeing the payment when due of all amounts due to Lender and SCA, respectively, as a result of “bad-boy” provisions, and Borrower and the Company entered into an environmental compliance and indemnification undertaking for the benefit of Lender.

In connection with the transactions contemplated by the Loan Agreement, Borrower and SCA entered into a School Design, Construction, Funding and Purchase Agreement (the “Master Agreement”) that provides for, among other things, the design and construction by or on behalf of Borrower of the core and shell within the Project (the “School Unit”) to be operated by the City of New York Department of Education as a public elementary school following the substantial completion (and fit out by SCA) thereof; substantial funding by SCA towards the development of the Project as consideration for the School Unit, including (i) acquisition costs for the portion of the Trinity Place Property being purchased by SCA, (ii) SCA’s share of hard costs and soft costs (including costs for pre-development work and interest with respect thereto) related to construction and development of the School Unit, and (iii) a fee in connection with Borrower’s supervision of the construction and development of the School Unit; and conveyance from Borrower to SCA and the acquisition by SCA of the School Unit following the substantial completion thereof, receipt of a temporary certificate of occupancy with respect thereto and payment of substantially all payments then due to Borrower by SCA.

The foregoing descriptions of each of the Loan Agreement, Completion Guaranty, Carry Guaranty, Equity Funding Guaranty, SCA Completion Guaranty and Master Agreement do not purport to be complete and are qualified in their entirety by reference to those agreements, copies of which will be attached as exhibits to the Company’s Annual Report on Form 10-K for the year ended December 31, 2017, which the Company intends to file in March 2018.

On December 22, 2017, the Company issued a press release announcing the Loan and the transactions contemplated thereby. A copy of the press release is attached hereto as Exhibit 99.1 to this Current Report on Form 8-K and is incorporated herein by reference.

Item 2.03. Creation of a Direct Financial Obligation or an Obligation Under an Off-Balance Sheet Arrangement of the Registrant.

The information included in Item 1.01 of this Current Report on Form 8-K is incorporated by reference into this Item 2.03.

Item 9.01. Financial Statements and Exhibits.

(d)	Exhibits

Exhibit No.	Description
99.1	Press Release, dated December 22, 2017

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Trinity Place Holdings Inc.

By:	/s/ Steven Kahn
Name: Steven Kahn
Title: Chief Financial Officer

Dated: December 26, 2017